                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 30, 2000 with respect to the financial statements and schedule of Lantronix, Inc. and of our report dated February 16, 2001 with respect to the financial statements of United States Software
Corporation included in this Registration Statement (Form S-1; No 333-   ) and
related Prospectus of Lantronix, Inc.

                                          /s/ Ernst & Young LLP

Orange County, California
June 14, 2001